UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): December 31, 2016

ALTA MESA HOLDINGS, LP

(Exact name of registrant as specified in its charter)

Texas	333-173751	20-3565150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15021 Katy Freeway, Suite 400

Houston, Texas, 77094

(Address of principal executive offices)

(281) 530-0991

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth on Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 31, 2016, our Class B Limited Partner, High Mesa Inc. (“HMI”), made a capital contribution (the “Contribution”) to Alta Mesa Holdings, LP (the “Company”) of all of its rights, title and interest in and to twenty-four producing wellbores (the “Contributed Wells”) with an effective date of October 1, 2016 (the “Effective Date”). As of the Effective Date, the PV-10, a non-GAAP financial measure, for the Contributed Wells was approximately $80 million. The Contribution was made pursuant to a Contribution Agreement, dated December 31, 2016 between HMI and the Company (the “Contribution Agreement”). The Contributed Wells were purchased by HMI from BCE-Stack Development LLC (“BCE”), a wholly owned subsidiary of Bayou City Energy Management, LLC, and were drilled as part of a drilling program under the Joint Development Agreement (“Joint Development Agreement”), dated January 13, 2016, between BCE, and Oklahoma Energy Acquisitions, LP, our wholly owned subsidiary (“Oklahoma Energy”).

In connection with the purchase of the Contributed Wells by HMI from BCE, and in recognition that the Contributed Wells were previously subject to the Joint Development Agreement, on December 31, 2016, Oklahoma Energy and BCE entered into a Second Amendment to the Joint Development Agreement (the “Second Amendment to JDA”). Pursuant to the terms of the Second Amendment to JDA, the Contributed Wells have been excluded from the drilling program and the remaining wellbores and budget under the drilling program have been reconsolidated and reallocated into three tranches of twenty wells each. Under the terms of the Joint Development Agreement, when certain internal rate of return thresholds are reached, the working interest of BCE in each well in which BCE elects to participate is reduced. As part of the Second Amendment to JDA, in the event that a 25% internal rate of return in a tranche is achieved, BCE’s working interest would be reduced to 12.5% rather than 7.5%.

The foregoing summary of the Contribution Agreement is qualified in its entirety by reference to the copy of the Contribution Agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Note Regarding Non-GAAP Financial Measures

Pre-tax present value discounted at ten percent (“PV-10”) is considered a non-GAAP financial measure. The most directly comparable GAAP financial measure is standardized measure of discounted future net cash flows. PV-10 is equal to the standardized measure of discounted future net cash flows at the applicable date, before deducting future income taxes, discounted at ten percent. However, our PV-10 is equal to our standardized measure of discounted future net cash flows because our standardized measure does not include the impact of future federal income taxes because we are a partnership and, therefore, are not subject to federal income taxes. Generally, for other companies, PV-10 is not equal to, or a substitute for, the standardized measure of discounted future net cash flows. Our PV-10 measure and the standardized measure of discounted future net cash flows do not purport to present the fair value of the oil and natural gas reserves of the Contributed Wells.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Title of Document
10.1	Contribution Agreement, dated as of December 31, 2016, by and between Alta Mesa Holdings, LP and High Mesa Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTA MESA HOLDINGS, LP

January 5, 2017	By:	/s/ Michael A. McCabe
Michael A. McCabe, Vice President and Chief Financial Officer of Alta Mesa Holdings GP, LLC, general partner of Alta Mesa Holdings, LP

Exhibit Index

Exhibit Number	Title of Document
10.1	Contribution Agreement, dated as of December 31, 2016, by and between Alta Mesa Holdings, LP and High Mesa Inc.